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                                                                    EXHIBIT 10.1

                              AGREEMENT AND RELEASE


         This AGREEMENT AND RELEASE is entered into as of October 1, 1997 between Jenny Craig, Inc., a Delaware corporation ("JCI"), and C. Joseph LaBonte ("LaBonte") with reference to the following facts:

         A. LaBonte has been employed by JCI and JCI's subsidiaries pursuant to his Employment Agreement with JCI, dated April 11, 1994, as President and Chief Executive Officer.

         B. LaBonte has submitted his resignation as an officer and director effective as of the date hereof.

         C. JCI has accepted LaBonte's resignation and the parties have agreed to a severance package as set forth below.

         NOW, THEREFORE, based upon the foregoing facts and in consideration of the full and faithful performance of the agreements contained herein, the parties agree as follows:

                  1. Reference herein to "JCI" shall also include JCI's subsidiaries, affiliated corporations and divisions, and their respective officers, directors, shareholders, agents, employees, attorneys, successors and assigns. Reference herein to "LaBonte" shall include his heirs, executors, administrators, agents, successors and assigns.

                  2. JCI and LaBonte agree to the following payments and accommodations:

                           2.1 A severance payment of an amount equal to LaBonte's base gross monthly salary under his Employment Agreement, less withholding taxes and any appropriately authorized deductions, to be paid to LaBonte in regular semi-monthly installments through December 31, 1998.

                           2.2 LaBonte will be entitled to exercise options to acquire 1,000,000 shares (less options previously exercised) of common stock of Jenny Craig, Inc. pursuant to the terms and conditions of his present Stock Option Agreement, dated April 11, 1994, including the "Termination of Options" (Section 3) and the "Acceleration of Exercisability" (Section 4) applicable to termination of his employment by the Company without cause.

                           2.3 LaBonte will be paid the amount, if any, of Annual Bonus due pursuant to Section 3.3 of his Employment Agreement, for the fiscal year ending June 30, 1998.


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                           2.4      LaBonte's medical and dental coverages will
                                    continue through December 31, 1998 and
                                    LaBonte will then be offered the opportunity to purchase such extended medical COBRA benefits as are mandated.

                           2.5 LaBonte will be paid, concurrently herewith, for all unused vacation time accrued as of the date hereof.

                           2.6 LaBonte will be paid a monthly temporary office and secretarial allowance of $2,000 per month for the months of October through December, 1997.

                  3. Effective January 2, 1998, the obligation evidenced by LaBonte's Promissory Note with respect to the $1.5 million Employee Loan made to LaBonte pursuant to Section 4.2 of his Employment Agreement shall be deemed satisfied in full on the express condition that, between the date hereof and January 2, 1998, LaBonte is not in default under the provisions of Section 4 hereof. The original Promissory Note and Deed of Trust evidencing and securing such Employee Loan, together with a fully executed and notarized Substitution of Trustee and Reconveyance of such Deed of Trust, shall be deposited with William
D. Gould, Esq. concurrently with the execution hereof. If the Employee Loan has been satisfied as above set forth, William D. Gould, Esq. is hereby irrevocably authorized and instructed, at any time on or after January 2, 1998, to mark such Promissory Note "Canceled," and to deliver to LaBonte such original Promissory Note and Deed of Trust, together with the original Substitution of Trustee and Reconveyance.

                  4. Each and all of the provisions of Section 11 of LaBonte's Employment Agreement with respect to confidential and proprietary information, non-solicitation of JCI employees and other matters referred to in said Section 11, are incorporated by reference with the same effect as if fully set forth herein.

                  5. Except as to the payments, duties and obligations set forth in this AGREEMENT AND RELEASE, and except as to LaBonte's rights to indemnification as provided in Article Ninth of JCI's Restated Certificate of Incorporation, JCI on the one hand, and LaBonte on the other hand, mutually release each other of and from any and all claims, rights, actions, causes of action, liabilities and other obligations of any type, nature or description, whether known or unknown, arising out of or in any way related, directly or indirectly, to LaBonte's employment by JCI or the termination of such employment. Without limiting the generality of the foregoing, LaBonte acknowledges and agrees that this release shall operate as a complete bar to any litigation, charges, complaints, grievances or demands arising under Title VII of the Civil rights Act of 1964, the Age Discrimination in Employment Act, the California Fair Employment and Housing Act, the Employee Retirement Income Security Act, and the Worker Adjustment Restraining and Notification Act.


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                  The parties acknowledge that they are each familiar with the provisions of Section 1542 of the California Civil Code, which provides as follows:

                  "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

Being aware of said Code section, each of the parties expressly waives and relinquishes any rights or benefits such party may have thereunder, as well as under any other state or federal statutes or common law principles of similar effect.

                  The parties each represent and warrant that they have not and will not assign any rights or claims released hereunder.

                  6. Except as and to the extent required by law or compelled by legal process, the parties agree not to publicize or circulate information regarding the existence or the terms and conditions of this AGREEMENT AND RELEASE, and further agree not to make any statement or take any action which will, or may, bring into disrepute, harm, inconvenience, embarrass or otherwise be against the best interests of the other party.

                  7. The obligations of the parties under this AGREEMENT AND RELEASE shall be binding upon and inure to the benefit of, respectively, LaBonte and his heirs, executors, legal representatives and assigns, and JCI and its successors and assigns.


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                  8. This AGREEMENT AND RELEASE represents the entire agreement of the parties and may be amended only by a writing signed by each of them, and shall be governed by and construed in accordance with the laws of the State of California.

                  LABONTE, BY HIS SIGNATURE BELOW, ACKNOWLEDGES THAT HE HAS READ AND THAT HE THOROUGHLY UNDERSTANDS THE TERMS OF THIS AGREEMENT AND RELEASE; AND THAT HE VOLUNTARILY ENTERS INTO IT WITHOUT RESERVATION OF ANY TYPE REGARDING ITS TERMS, PAYMENTS, DUTIES OR OBLIGATIONS AFTER CONSULTATION WITH COUNSEL OF HIS CHOICE.


                                          JENNY CRAIG, INC.



                                          By: /s/SIDNEY CRAIG, CEO
                                             -----------------------------------



                                              /s/C.JOSEPH LABONTE
                                          --------------------------------------
                                                 C. Joseph LaBonte


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